           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

          Filed by the registrant |X|
          Filed by a party other than the registrant | |
          Check the appropriate box:
          |X| Preliminary proxy statement
          | | Definitive proxy statement
          | | Definitive additional materials
          | | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Hudson Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                 Board of Directors of Hudson Technologies, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         |X| No fee required.
         | | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

             (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

________________________________________________________________________________

             (4) Proposed maximum aggregate value of transaction:


________________________________________________________________________________

             (5) Total Fee Paid:

________________________________________________________________________________

         | | Fee paid previously with preliminary materials.

________________________________________________________________________________

         | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

________________________________________________________________________________

         (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

         (3) Filing party:

________________________________________________________________________________


         (4) Date filed:

________________________________________________________________________________

                            HUDSON TECHNOLOGIES, INC.
                              25 Torne Valley Road
                            Hillburn, New York 10931


                                                                   July __, 1998


Dear Fellow Shareholders:

                  You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, August 13, 1998, at 10:00 A.M. at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901.

                  The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

                  Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 2 Broadway, New York, New York 10004, in writing, of the correct address.

                  Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                              Cordially,



                              Kevin J. Zugibe, P.E.
                              Chairman of the Board

                                PRELIMINARY COPY

                            HUDSON TECHNOLOGIES, INC.

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 13, 1998

                           -------------------------

To the Shareholders of HUDSON TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on August 13, 1998 at 10:00 A.M., at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901, for the following purposes:

         1.  To elect a class of three directors;

         2. To approve an amendment to the By-Laws to provide that the number of directors comprising the Board of Directors may be fixed by resolution adopted by the Board of Directors; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on June 29, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                       By Order of the Board of Directors


                       Stephen P. Mandracchia
                       Secretary

July   , 1998

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 13, 1998

                  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, August 13, 1998, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

                  Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about July __, 1998.

                  Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

                  The address and telephone number of the principal executive offices of the Company are:

                              25 Torne Valley Road
                            Hillburn, New York 10931
                          Telephone No.: (914) 368-4990

                       OUTSTANDING STOCK AND VOTING RIGHTS

                  Only shareholders of record at the close of business on June 29, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 5,065,820 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

                  Directors will be elected by a plurality of the votes cast by the holders of Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. All other matters to be acted upon at the meeting will be decided by the majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

                  In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and Bylaws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

                  Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in successive years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. Accordingly, one class consists of three directors and the second class consists of four directors.

                  At the Annual Meeting, a class of three directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2000. Messrs. Kevin J. Zugibe, Dominic J. Monetta and Harry C. Schell are the nominees for election to such positions. The other class of directors, consisting of Messrs. Thomas P. Zugibe, Vincent P. Abbatecola, Otto C. Morch and Robert Johnson, will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 1999.

                  Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available.

                  The following is information with respect to the nominees for election as directors at the Annual Meeting:

     Name                        Age                    Position
     ----                        ---                    --------

Kevin J. Zugibe                  35                Chairman of the Board and
                                                   Chief Executive Officer

Harry C. Schell                  64                Director

Dominic J. Monetta               55                Director

                  Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1991. Since May 1994, Mr. Zugibe has devoted his full business time to the Company's affairs. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm.

                  Harry C. Schell has served as President and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wire and cable products, from 1990 to January 1994, and was President and Chief Executive Officer of BICC's predecessor company, Cablec Corporation, from 1984 to 1990. Mr. Schell was President and Chief Executive Officer of Phelps Dodge Corporation, a company engaged in the production of copper and copper products, from 1974 to 1984. From 1994 to the present, Mr. Schell has been a private investor and has served on the board of directors of the BICC Group and BICC Cables Corporation, Phillips Cables Limited, National Electrical Manufacturers Association, and the United Way of Rockland County.

                  Dominic J. Monetta has been a director of the Company since April 1996. Since August 1993, he has been the President of Resource Alternatives, Inc., a firm providing management and technological solutions to executive managers. From December 1991 to May 1993, Mr. Monetta served as Director of Defense Research and Engineering for the Research and Advanced Technology Office of the United States Department of Defense. From June 1989 to December 1991, he served as the Director of the Office of New Production Reactors of the United States Department of Energy.

                  The following is information with respect to the directors whose terms of office expire at the 1999 Annual Meeting:

       Name                     Age                      Position
       ----                     ---                      --------

Thomas P. Zugibe                45                Executive Vice President and
                                                  Director

Vincent P. Abbatecola           50                Director

Otto C. Morch                   64                Director

Robert Johnson                  40                Vice President and Director

                  Thomas P. Zugibe has been a director since April 1995 and an Executive Vice President of the Company since January 1997. He served as a Vice President of the Company from its inception in 1991 until his appointment as Executive Vice President in January 1997. Prior to May 1995, Mr. Zugibe devoted only a portion of his business time to the affairs of the Company. Since May 1995, he has been employed by the Company on a full time basis. Mr. Zugibe has been engaged in the practice of law in the State of New York since 1980 and is a member of the Garnerville, New York law firm of Ferraro & Zugibe. He is also a Justice for the Village of West Haverstraw, New York. Mr. Zugibe is the brother of Kevin J. Zugibe, Chairman of the Board, President and Chief Executive Officer of the Company.

                  Vincent P. Abbatecola has been a director of the Company since June 1994. Mr. Abbatecola is the owner of Abbey Ice & Spring Water Company, Spring Valley, New York, where he has been employed since 1971. Mr. Abbatecola serves as Chairman of the Board of Mid Atlantic Ice Association, an industry trade association.

                  Otto C. Morch has been a director of the Company since March 1996. Mr. Morch was Senior Vice President, Commercial Banking, at Provident Savings Bank, F.A., for more than five years until his retirement in December 1997.

                  Robert Johnson has been a director of the Company and Vice President since April 1996. Mr. Johnson founded and is President of Environmental Support Solutions, Inc., a company which develops and provides environmental software, training and consulting services, since March 1994. From February 1979 to March 1994, Mr. Johnson was an Operations Manager for the Arizona Region of Carrier Corporation's Building Systems Services.

                  During the fiscal year ended December 31, 1997 ("Fiscal 1997"), the Board held 11 meetings. Each of the directors attended at least 75% of the total number of meetings of the Board held during the period he served as a director during such year, except for Mr. Monetta who attended 7 of the 11 meetings. The Company has a Stock Option Committee, which consists of Messrs. Abbatecola and Morch. The Stock Option Committee held one meeting during Fiscal 1997 and, in addition, took various actions by written consent. The Company also has an Audit Committee of the Board which supervises the audit and financial procedures of the Company. The Audit Committee is currently comprised of Messrs. Abbatecola and Morch. The Audit Committee held one meeting during Fiscal 1997. In May 1997, the Board established an Executive Committee consisting of Messrs. Kevin J. Zugibe, Thomas
P. Zugibe and Dominic J. Monetta, which is responsible for, among other things, making recommendations to the Board concerning compensation of executive officers. The Executive Committee did not meet during Fiscal 1997.

                  In January 1997, the Company entered into an agreement with E.I. DuPont de Nemours & Company ("DuPont") and DuPont Chemical and Energy Operations, Inc. ("DCEO") providing that, upon request by DuPont, the Company will cause two persons designated by DuPont to be elected to the Company's Board of Directors. DuPont has advised the Company that it does not intend to exercise its right to designate such persons during 1998.

Compensation of Directors

                  Non-employee directors receive an annual fee of $3,000 and are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors. Under the Company's Stock Option Plans, non-employee directors are eligible to receive non-qualified stock options and stock appreciation rights. No non-qualified stock options were granted to non-employee directors in Fiscal 1997.

Executive Officers

                  In addition to Messrs. Kevin J. Zugibe and Thomas P. Zugibe, Messrs. Eugene Tonkovich, Stephen P. Mandracchia, Walter
A. Phillips and Brian Coleman serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

      Name                       Age                     Position
      ----                       ---                     --------

Eugene Tonkovich                 57                President and Chief Operating
                                                   Officer
Stephen P. Mandracchia           38                Executive Vice President and
                                                   Secretary
Walter A. Phillips               45                Vice President of Sales and
                                                   Marketing
Brian Coleman                    36                Vice President and Chief
                                                   Financial Officer

                  Eugene Tonkovich has been President and Chief Operating Officer of the Company since April 1998. Prior to joining the Company, Mr. Tonkovich was Senior Partner and Director of the Tappan Group, a private investment management company, from 1994 to April, 1998, and was a Director of the Nantucket Ice Cream Company, from 1995 to May 1998. Mr. Tonkovich has served as a Director of New Canaan Investors LLC, since 1995, and has served as a Director of King Wire, Inc., a company engaged in the distribution of wire and cable products since 1995.

                  Stephen P. Mandracchia has been an Executive Vice President of the Company since January 1997 and Secretary of the Company since April 1995. He served as a Vice President of the Company from January 1993 to January 1997 and as a director of the Company from June 1994 to August 1996. Prior to September 1995, Mr. Mandracchia devoted only a portion of his business time to the Company's affairs. Mr. Mandracchia, a member of the bar of the State of New York, was a member of Martin, Vandewalle, Donohue, Mandracchia & McGahan, a Great Neck, New York law firm from 1983 to December 1995.

                  Walter A. Phillips has been Vice President of Sales and Marketing of the Company since October 1996. From January 1990 to October 1996, he was employed by York International, a manufacturer of air conditioners ("York"), in various sales and marketing positions, most recently as National Service Sales and Marketing Manager for York's United States service business.

                  Brian Coleman has been Vice President and Chief Financial Officer of the Company since May 1997. Prior thereto, he was employed, for more than 10 years, by BDO Seidman, LLP, the Company's independent auditors, in various positions, including as a partner from 1995 to May 1997. Mr. Coleman is a licensed certified public accountant in the State of New York.

Section 16(a) Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership ("Reporting Persons") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on the Company's review of Section 16(a) forms received by it and written representations received from such persons, the Company believes that during Fiscal 1997, all reporting requirements applicable to the Company's Reporting Persons were complied with.

                             EXECUTIVE COMPENSATION

                  The following table discloses the compensation earned for each of the last three fiscal years by Kevin J. Zugibe, the Company's Chief Executive Officer, and the other executive officers whose salary was in excess of $100,000 (the "Named Executives").

                                                     Summary Compensation Table

                                                                                                                       Long Term
                                                                                                                       Compensation
                                                                                Annual Compensation(1)                 Awards
                                                                   --------------------------------------------        -------------
             Name                           Position               Year            Salary                Bonus
             ----                           --------               ----            ------                -----

Kevin J. Zugibe                  Chairman of the                   1997            $158,631               --           58,000 shares
                                 Board, President &                1996            $145,462               --                 --
                                 Chief Operating                   1995            $113,076               --                 --
                                 Officer

Stephen P.                       Executive Vice                    1997            $120,554               --           40,000 shares
Mandracchia                      President and                     1996            $104,885               --                 --
                                 Secretary                         1995            $ 47,574               --                 --

Thomas Zugibe                    Executive Vice                    1997            $120,169               --           40,000 shares
                                 President                         1996            $ 98,461               --                 --
                                                                   1995            $ 65,439               --                 --

Stephen Spain(2)                 Vice President                    1997            $ 83,649               --                 --
                                                                   1996            $133,960               --           60,000 shares

Robert Johnson                   Vice President                    1997            $ 81,956               --                 --
                                                                   1996            $133,289               --           60,000 shares

Walter A. Phillips               Vice President                    1997            $213,145               --           22,000 shares
                                 Sales & Mkt.                      1996            $ 30,046               --           25,000 shares

__________________

(1) The value of personal benefits furnished to the Named Executives during 1995, 1996 and 1997 did not exceed 10% of their respective annual compensation.

(2)  Mr. Spain resigned in December 1997.



The Company granted options to the Named Executives during the fiscal year ended December 31, 1997, as shown in the following table:


                                         Summary of Stock Options Granted to Executive Officers


                                                       Number of         % of Total
                                                       Securities        Options
                                                       Underlying        Granted to
                                                       Options           Employees
                                                       Granted           in Fiscal Year
                                                       -------           --------------
                                                                                                 Exercise or
                                                                                                 Base price              Expiration
Name                        Position                   Shares             Percent                ($/sh)                     Date
----                        --------                   ------             -------                ------                     ----

Kevin J.                    President and              40,000             15.4%                  $4.47                   11/2002
Zugibe                      Chief                      18,000              7.0%                  $3.85                   12/2002
                            Executive
                            Officer

Thomas P.                   Executive Vice             25,000              9.6%                  $4.47                   11/2002
Zugibe                      President                  15,000              5.8%                  $3.85                   12/2002

Stephen P.                  Executive Vice             25,000              9.6%                  $4.47                   11/2002
Mandracchia                 President                  15,000              5.8%                  $3.85                   12/2002

Walter A.                   Vice President             10,000              3.8%                  $3.87                   10/2002
Phillips                    of Sales and               12,000              4.6%                  $3.50                   12/2002
                            Marketing


                  The following table sets forth information concerning the value of unexercised stock options held by Named Executives at December 31, 1997.

                                     Aggregated Fiscal Year End Option Values

                                                                          Number of Securities
                                                                               Underlying                        (1)Value of
                                                                           Unexercised Options               In-the-money Options
                                                                          At December 31, 1997               At December 31, 1997
                                                                ---------------------------------     ------------------------------
                                 Shares
                                 Acquire           Value
Name                           on Exercise       Received       Exercisable         Unexercisable     Exercisable      Unexercisable
----                           -----------        -------       ----------           ------------     ----------       -------------
Kevin J. Zugibe(2)                 7,728           42,126        64,272                61,000               0                 0
Chairman of the
Board, President &
Chief Operating
Officer

Thomas P.                          7,728           42,126        64,272                43,000               0                 0
Zugibe(2)
Executive Vice
President

Stephen P.                         7,728           42,126        64,272                43,000               0                 0
Mandracchia(2)
Executive Vice
President and
Secretary

Walter A. Phillips                10,000           48,075        29,700                 7,300             $705            $1,095
Vice President of
Sales & Marketing

----------

(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock of $3.625.
(2) Includes value as of date of exercise of 3,628 shares purchased at $5.50 per share, which shares are still held by the named individuals.

Employment Agreements

                  The Company has entered into a five-year employment agreement with Kevin J. Zugibe, which expires in May 1999 and is automatically renewable for successive terms. Pursuant to the agreement, effective January 1, 1998 Mr. Zugibe is receiving an annual base salary of $130,000 with such increases and bonuses as the Board may determine. The Company is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

                  The Company has also entered into one-year employment agreements with Messrs. Thomas Zugibe and Mr. Stephen Mandracchia. Pursuant to these agreements these officers are receiving annual base salaries of $100,000. The agreements are automatically renewable for successive one-year terms.

                  The Company has entered into a three-year employment contract with Mr. Phillips which provides for an annual base salary of $150,000 and is automatically renewable for successive one-year terms. Mr. Phillip's contract also provides for annual bonuses not to exceed $25,000, based on the Company's achievement of certain levels of profitability. The Company has entered into three-year employment contracts with Messrs. Johnson and Coleman which are automatically renewable for successive one-year terms. Pursuant to these agreements, Messrs. Johnson and Coleman are receiving annual base salaries of $100,000 and $110,500, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as of June 29, 1998 based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the Named Executives, except for Mr. Spain, (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group:


                                        Amount and
        Name and                        Nature of            Percentage of
        Address of                      Beneficial            Outstanding
    Beneficial Owner(1)                 Ownership(2)         Shares Owned
    -------------------                 ------------         ------------


Kevin J. Zugibe                          301,900 (3)              6.0%

Thomas P. Zugibe                         306,900 (3)              6.1

Stephen P. Mandracchia                   295,300 (3)              5.8

Stephen J. Cole-Hatchard                 270,000 (3)              5.3

Walters A. Phillips                       29,700 (6)               *

Robert Johnson                            28,500 (4)               *

Vincent P. Abbatecola                      2,600                   *

Otto C. Morch                                600                   *

Dominic J. Monetta                         6,000                   *

Fredrick T. Zugibe                       282,400 (3)               *

DuPont Chemical and Energy
Operations, Inc.                         500,000 (5)             10.0

All directors and executive
officers as a group (13 persons)       1,010,300                 20.1%


--------------------
 *  Less than one percent

(1) Unless otherwise indicated, the address of each of the persons listed is the address of the Company, 25 Torne Valley Road, Hillburn, New York 10931.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this report. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from the date hereof have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 64,272 shares which may be purchased by the named person at $5.50 per share under an immediately exercisable option expiring in October 1999.

(4) Represents immediately exercisable options. Does not include Options to purchase 31,500 shares.

(5) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Options, Inc. ("DCEO") and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.

(6) Includes 15,000 immediately exercisable shares, which may be purchased by the named person at $5.625 per share under an immediately exercisable option expiring in October 2001. Also includes 10,000 shares which may be purchased by the named person at $4.06 per share under an immediately exercisable option expiring in October 2002. Also includes 4,700 shares which may be purchased by the named person at $3.50 per share under an immediately exercisable option expiring in December 2002.

Kevin J. Zugibe, Thomas P. Zugibe, Frederick T. Zugibe, Stephen Mandracchia and Stephen J. Cole-Hatchard may be deemed to be "parents" of the Company as such term is used under the Securities Act of 1933.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In April 1996, the Company acquired the outstanding capital stock of Environmental Support Solutions from Robert Johnson and Stephen Spain for an aggregate of $2,375,000, of which $700,000 consisted of cash paid to Messrs. Johnson and Spain and $1,675,000 consisted of notes issued to such persons maturing in October 1996 bearing interest at the annual rate of 7%. The indebtedness evidenced by such notes was fully paid by the Company in October 1996.

                  In November 1996, certain officers and shareholders of the Company loaned an aggregate of $678,000 to the Company. To evidence the resulting indebtedness, the Company issued (a) $100,000 principal amount notes, bearing interest at the annual rate of 8.75%, to each of Messrs. Kevin J. Zugibe, Thomas P. Zugibe, Stephen P. Mandracchia and Stephen Cole-Hatchard, executive officers of the Company; (b) a note in the principal amount of $50,000, bearing interest at the annual rate of 6%, to Mr. William A. Barron, a former executive officer of the Company; and (c) notes in the aggregate principal amount of $228,000 to Deerfield Partnership, a New York general partnership consisting of Messrs. Thomas Zugibe and Cole-Hatchard and Mr. Cole-Hatchard's mother, and Mrs. Cole-Hatchard, individually. The notes were payable upon the Company's receipt of the proceeds of a mortgage loan by a specified date or on demand if not paid by such date. The Company repaid such indebtedness in January 1997.

                  In January 1997, the Company entered into certain agreements with DuPont and DCEO pursuant to which (a) the Company issued and sold 500,000 shares of Common Stock to DCEO in consideration for a $3.5 million cash payment,
(b) subject to certain exceptions, DuPont and DCEO agreed that neither DuPont nor any of its affiliates will, directly or indirectly, acquire voting securities of the Company representing more than 20% of the total voting power for the election of directors; (c) the Company granted certain demand and "piggy-bank" registration rights to DCEO with respect to such 500,000 shares; and (e) the Company agreed to cause two persons designated by DuPont to be elected to the Board. The Company's principal shareholders (other than DCEO and DuPont) granted to DuPont, subject to certain exceptions, rights of first refusal to purchase shares of Common Stock proposed to be sold by such shareholders. In addition, the Company has entered into certain agreements with DuPont pursuant to which the Company agreed (a) to provide certain services to DuPont to be marketed through DuPont's authorized distributor network and (b) to market DuPont refrigerant products to selected market segments together with the Company's refrigerant reclamation and management services.

                  In May 1997, the Company borrowed an aggregate of $385,000 from Kevin J. Zugibe and $200,000 from Stephen P. Mandracchia, executive officers of the Company, and issued demand notes to such persons in the respective principal amounts borrowed from such persons. The notes issued to Mr. Zugibe bear interest at 8% per annum and the note issued to Mr. Mandracchia requires the Company to pay the interest (at 8.25% per annum) and fees incurred by Mr. Mandracchia in connection with money he borrowed to fund his $200,00 loan to the Company. The Company repaid such indebtedness in August 1997.

                  In May 1998, the Company borrowed $100,000 and $200,000, respectively, from Thomas P. Zugibe and Frederick T. Zugibe, evidenced by demand promissory notes bearing interest at the rate of 10% per annum. The Company repaid such indebtedness in June 1998.

                                   PROPOSAL 2

                       AMENDMENT TO THE COMPANY'S BY-LAWS

                  The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval, an amendment to
Article III, Section 3 of the Company's By-laws. The amendment provides that the number of directors comprising the Board may be fixed (increased or decreased) by resolution adopted by the Board. The By-laws currently provide that the number of directors shall not be less than seven and that the number of directors may be increased or decreased (but in no event less than five) by resolution adopted by the shareholders. The proposed amendment to the By-laws would permit the Board to increase or decrease the number of directors from time to time without shareholder approval. The text of the proposed amendment to the Company's By-Laws is attached hereto as Exhibit A.

                  The Board believes that its ability to increase the number of directors is in the best interests of the Company, and believes it may be advisable in the future to appoint additional directors to strengthen management and bring certain expertise to the Board. The Company's By-laws currently provide that a majority of the members of the Board may fill vacancies on the Board created by the death, resignation or removal of directors or newly created directorships resulting from an increase in the number of directors. The ability to increase the number of directors, coupled with the requirement to maintain a classified Board (i.e., two or more classes of directors serving staggered terms), may enable management to make it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. In addition, pursuant to the Company's agreement with DuPont, DuPont has the right to designate two persons to act as directors of the Company. Although DuPont has not yet exercised this right, it may do so in the future. The Board does not currently intend to increase the size of the Board or appoint any additional directors, but may do so in the future.

Recommendation

                  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 1997 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 1998. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

                  Shareholders who wish to present proposals appropriate for consideration at the next Annual Meeting of Shareholders must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement not later than February 25, 1999 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

                  Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

                  COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:

                            HUDSON TECHNOLOGIES, INC.
                              25 TORNE VALLEY ROAD
                            HILLBURN, NEW YORK 10931
                  ATTENTION: Stephen P. Mandracchia, Secretary

                  The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                             By order of the Board
                             of Directors

                             Stephen P. Mandracchia
                             Secretary

July __, 1998

                                                                       EXHIBIT A




                       AMENDMENT TO THE COMPANY'S BY-LAWS



                  Article III, Section 3 of the Company's By-Laws are hereby deleted and a new Section 3 is substituted in lieu thereof, to read as follows:


                  "3. NUMBER OF DIRECTORS: The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors."

                            HUDSON TECHNOLOGIES, INC.
                              25 Torne Valley Road
                            Hillburn, New York 10931


       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 13, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Hudson Technologies, Inc. (the "Company") on Thursday, August 13, 1998, at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF DIRECTORS:
      | | FOR all nominees listed below    | |  WITHHOLD AUTHORITY
          (except as marked to the              to vote for all nominees listed
           contrary below).                      below.

             Kevin J. Zugibe, Dominic J. Monetta and Harry C. Schell


 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

________________________________________________________________________________
                                    (Continued and to be signed on reverse side)

2.    Approval of an amendment to the Company's By-Laws.

      | |  FOR                | |   AGAINST               | |   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: _____________________, 1998

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ________________________________________
                                                      Signature

                                        ________________________________________
                                              Signature if held jointly


             Please mark, sign, date and return this proxy card promptly using the enclosed envelope.